Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(6,804)
Unrealized Gain (Loss) on Market Value of Futures	636,157
Dividend Income	1,379
Interest Income	5,212
Total Income (Loss)	$635,944

Expenses
General Partner Management Fees	$3,730
Professional Fees	253
Brokerage Commissions	584
Non-interested Directors' Fees and Expenses	57
Prepaid Insurance Expense	102
NYMEX License Fee	93
SEC & FINRA Registration Expense	620
Total Expenses	5,439
Expense Waiver	(777)
Net Expenses	$4,662
Net Income (Loss)	$631,282

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/17	$7,136,648
Net Income (Loss)	631,282

Net Asset Value End of Month	$7,767,930
Net Asset Value Per Share (400,000 Shares)	$19.42

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612